Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 pertaining to the Prospectus of Cavico Corp. of our report dated April 13, 2010, with respect to the consolidated financial statements of Cavico Corp. included in its Annual Report on Form 10-K/A for the years ended December 31, 2009 and 2008.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PMB HELIN DONOVAN, LLP
PMB HELIN DONOVAN, LLP
Dallas, TX
October 12, 2010